                                                                    Exhibit 23.b

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (No.     ) of our report dated February 14, 1995, which
appears on page 38 of the 1994 Annual Report to Stockholders of BW/IP, Inc., which is incorporated by reference in BW/IP, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K.


PRICE WATERHOUSE LLP


Los Angeles, California
November 10, 1995